Exhibit 10.5

SECURITY AGREEMENT - PLEDGE
(Cash Collateral Account)

This SECURITY AGREEMENT- PLEDGE (Cash Collateral Account) (this “Agreement”) is made as of August 3, 2016, by and between ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company (the “Pledgor”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Secured Party”).

A.           Under that certain Construction Loan Agreement, dated as of the date hereof (the “Loan Agreement”), between Pledgor and ZALANTA RESORT AT THE VILLAGE PHASE II, LLC, a California limited liability company, as co-Borrowers (individually and collectively, jointly, severally, and jointly and severally, the “Borrower”), and Secured Party, as Lender, Secured Party agreed to make a loan to Borrower in the principal amount of $31,000,000.00 (the “Loan”).  Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

B.           As a condition to the effectiveness of the Loan Agreement and Secured Party’s agreement to make the Loan, Pledgor has agreed to grant to Secured Party a security interest in the “Cash Collateral Account” under and as defined in the Loan Agreement.  The Cash Collateral Account shall hereinafter also be referred to as the “Deposit Account.”

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged the parties hereto covenant and agree as follows:

1. Grant of Security Interest.  As security for any and all Obligations (as defined in the Loan Agreement), Pledgor hereby irrevocably and unconditionally grants a first-in-lien-priority continuing security interest in and assigns and transfers the Deposit Account to Secured Party.

2. Deposit Account.  For purposes of this Security Agreement, the Deposit Account is Account No. ______________ opened by Pledgor with Secured Party in accordance with the Loan Agreement, any renewals or rollovers thereof, any proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto.

3. No Other Security Interests.  Pledgor hereby represents and warrants to Secured Party that upon opening of the Deposit Account it will own the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Secured Party.

4. Withdrawals; Renewals; Rollovers.  Pledgor shall not withdraw funds from the Deposit Account without Secured Party’s prior written consent.  Any withdrawal from the Deposit Account shall be in accordance with the Loan Agreement.

5. Establishment and Funding of Deposit Account.

(a) Establishment of Deposit Account; Funding of Deposit Account.  Pledgor warrants and represents to, and covenants and agrees with, Secured Party that Pledgor has established or will establish the Deposit Account with Secured Party.  The Deposit Account is a bank controlled account and funds on deposit in the Deposit Account shall bear interest, if at all, as provided in a separate agreement between Pledgor and Secured Party.  All funds on deposit in the Deposit Account shall be held by Secured Party free of any liens or claims on the part of creditors of the Pledgor other than Secured Party.

(b) Pledgor Account Access.  Notwithstanding anything to the contrary contained in this Security Agreement, the Loan Agreement or in any of the other Loan Documents, Pledgor shall not be entitled to withdraw or direct the disposition of funds from the Deposit Account, nor shall Pledgor, without Secured Party’s consent, close, redesignate or move the Deposit Account.  Any withdrawal from the Deposit Account shall only be at the direction and with the consent of Secured Party in accordance with the terms of the Loan Agreement and Section 15 hereof.  Pledgor and Secured Party each acknowledges and agrees that Secured Party has control of the Deposit Account within the meaning of Article 9 of the Arizona Uniform Commercial Code.

6. Costs.  All advances, charges, costs and expenses, including attorneys’ fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Security Agreement or in the enforcement thereof (collectively, the “Collateral Costs”), shall become a part of the Obligations secured hereunder and shall be paid to Secured Party by Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Obligations secured by this Security Agreement.

7. Remedies.  Upon the happening of any Event of Default (as defined in the Loan Agreement), Secured Party may exercise as to the Deposit Account all the rights, powers and remedies of a secured party under the Arizona Uniform Commercial Code and other laws.  Secured Party may exercise any rights of setoff, without notice, against any funds in the Deposit Account.

8. Waivers.  Pledgor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Secured Party’s power; and waives any defense arising by reason of any disability or other defense of Pledgor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Pledgor or any other person for the payment and performance of the Obligations.  Until the Obligations have been paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Security Agreement, and Pledgor waives any right to enforce any remedy which Secured Party now has or may hereafter have against any other person, and waive any benefit of, and any right to participate in, any security now or hereafter held by Secured Party.

9. Transfer of Collateral.  Upon the transfer of the Obligations, Secured Party may transfer the Deposit Account and shall be fully discharged thereafter from all liability and responsibility with respect to the Deposit Account, and the transferee shall be vested with all the rights and powers of Secured Party hereunder with respect to the Deposit Account.

10. Continuing Agreement.  This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Obligations, including that arising under successive transactions which shall either continue the Obligations, increase or decrease the Obligations.

11. Continuing Powers.  Until all Obligations shall have been paid in full all rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at the time specified hereunder irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

12. Indemnification.

(a) It is specifically understood and agreed that this Security Agreement shall not operate to place any responsibility or obligation whatsoever upon Secured Party, and that in accepting this Security Agreement, Secured Party neither assumes nor agrees to perform at any time whatsoever any obligation or duty of Pledgor relating to the Deposit Account or any other mortgage, indenture, contract, agreement or instrument to which Pledgor is a party or to which it is subject, all of which obligations and duties shall be and remain with and upon Pledgor.

(b) Pledgor agrees to indemnify, defend and hold Secured Party and its officers, directors, agents and employees harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement) or acts taken or omitted by Secured Party hereunder or in connection herewith, except claims, expenses, losses or liabilities arising from Secured Party’s gross negligence or willful misconduct.

13. Other Rights.  The rights, powers and remedies given to Secured Party by this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law.  Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

14. Minimum Balance.  Pledgor agrees that it shall at all times maintain a balance in the Deposit Account of at least $3,000,000.00 (the “Minimum Balance”).  If at any time and from time to time the Secured Party determines, in its sole discretion, that the balance in the Deposit Account is less than the Minimum Balance, the Pledgor shall, upon demand, immediately deposit additional amounts in the Deposit Account such that the aggregate balance in the Deposit Account shall at least equal the Minimum Balance.

15. Termination.  This Security Agreement shall remain in full force and effect until terminated by Secured Party.  Upon the earlier of (i) the indefeasible payment and performance in full of the Obligations, or (ii) both of the following have occurred: (A) the receipt by Secured Party of a final public report issued by the California Bureau of Real Estate with respect to the Project and (B) Substantial Completion of the Improvements; then the funds on deposit in the Deposit Account shall be released to the party legally entitled thereto within ten (10) Business Days of written request by Pledgor to Secured Party.

16. CHOICE OF LAW.  THIS SECURITY AGREEMENT HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA.  THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS SECURITY AGREEMENT.  BY EXECUTING THIS SECURITY AGREEMENT, THE UNDERSIGNED SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA.

17. JURY WAIVER.  THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO SECURED PARTY TO PROVIDE THE FINANCING DESCRIBED IN THE LOAN AGREEMENT.

18. Patriot Act Provisions.  The following notification is provided to Pledgor pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

(a) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Pledgor:  When Pledgor opens an account, if Pledgor is an individual, Secured Party will ask for Pledgor's name, taxpayer identification number, residential address, date of birth, and other information that will allow Secured Party to identify Pledgor and, if Pledgor is not an individual, Secured Party will ask for Pledgor's name, taxpayer identification number, business address, and other information that will allow Secured Party to identify Pledgor.  Secured Party may also ask, if Pledgor is an individual, to see Pledgor's driver's license or other identifying documents and, if Pledgor is not an individual, to see Pledgor's legal organizational documents or other identifying documents.

(b) Government Regulation.  Pledgor shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Secured Party from making any advance or extension of credit to Pledgor or from otherwise conducting business with Pledgor, or (b) fail to provide documentary and other evidence of Pledgor's identity as may be requested by Secured Party at any time to enable Secured Party to verify Pledgor's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first above written.

ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company

By:	Owens Realty Mortgage, Inc., a Maryland corporation, Manager

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

                                        “PLEDGOR”

WESTERN ALLIANCE BANK, an Arizona corporation

By: /s/ Lucy McGuire
Name: Lucy McGuire
Title: Vice President

                                     “SECURED PARTY”

Signature Page to Security Agreement – Pledge (Cash Collateral Account)